UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

April 11, 2016

(Date of Report)

March 21, 2016

(Date of Earliest Reported Event)

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AMERICATOWNE Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55206	46-5488722
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

4700 Homewood Court, Suite 100; Raleigh, NC 27609

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(888) 406 2713

 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Exporter Services Agreement

On March 28, 2016, AmericaTowne, Inc. (the “Company”) entered into an Exporter Services Agreement with Golden Venture LLC (“Golden”), a North Carolina limited liability company doing business at 1241 Sappony Drive, Unit 206 in Knightdale, North Carolina (the “Golden Agreement”). The consideration paid to the Company under the Golden Agreement is a nonrefundable Service Fee of $55,000 paid as follows: (a) $3,500 upon execution, and (b) $1,062.50 per month for forty-eight months after execution commencing on May 15, 2016. The Company has the discretion to convert the monthly Service Fee into a note obligation. In addition, Golden has agreed to pay the Company an 8% Transaction Fee for each transaction between Golden and an end buyer. There is no related party relationship between Golden or its principal officers, and the Company and its principal officers.

On March 30, 2016, AmericaTowne, Inc. (the “Company”) entered into an Exporter Services Agreement with Community and Veterans Resource Team (“CVRT”), a North Carolina corporation doing business at 3745 Myron Road in Fayetteville, North Carolina (the “CVRT Agreement”). The consideration paid to the Company under the CVRT Agreement is a nonrefundable Service Fee of $55,000 paid as follows: (a) $5,000 upon execution, and (b) $1,190.48 per month for forty-two months after execution commencing on June 15, 2016. The Company has the discretion to convert the monthly Service Fee into a note obligation. In addition, CVRT has agreed to pay the Company an 8% Transaction Fee for each transaction between CVRT and an end buyer. There is no related party relationship between CVRT or its principal officers, and the Company and its principal officers.

The Golden and CVRT Agreements contain the same material terms and conditions as prior Exporter Service Agreements disclosed on Form 8-K.

Services Provider Trade Center Agreement

On March 21, 2016, the Company entered into a Trade Center Agreement with Yilaime Nairobi Limited (“Yilaime Nairobi”), a limited liability company registered in Nairobi, Kenya located at Suite 4, Machera Court, Komo Lane, Wood Avenue, Kilimani, P.O Box 1348-00502, Nairobi Kenya (the “Nairobi Agreement”). The terms and conditions associated with the agreement are set forth below. Yilaime Nairobi is not a shareholder of the Company. Yilaime Nairobi’s Articles of Association were filed on November 18, 2015. Its Certificate of Incorporation was filed on December 7, 2015.

Our Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary – Alton Perkins, is the majority and controlling shareholder of Yilaime Nairobi. In addition, Lilian Mabonga is a shareholder of Yilaime Nairobi and a shareholder. She is also a shareholder of the Company and its Vice President of Business Development for Africa Operations. Daniel Gatabaki is also a shareholder in Yilaime Nairobi and the Company, and he serves as the Company’s Manager of Finance and Investments.

Under the Nairobi Agreement, the parties agreed to organize a limited liability company whereby the Company, or a wholly-owned subsidiary of the Company, owns 59% of the authorized shares and the “Service Provider” owns 41% of the authorized shares. In the case of the Nairobi Agreement, the geographical location is the Country of Kenya. The consideration paid to the Company under the Nairobi Agreement is a nonrefundable Service Fee of $35,000 paid as follows: (a) $5,000 upon execution, and (b) $1,000 per month for thirty months, after execution commencing on May 30, 2016. The consideration paid to Yilaime Nairobi includes a percentage fee for those businesses referred that contract with the Company for export support services.

There is the potential for conflict in the event a dispute arises between the Company and Yilaime Nairobi. In the event of a dispute, the Company, which is controlled by its majority beneficial owner – Mr. Perkins, would be confronted with seeking damages or equitable relief against Yilaime Nairobi, an entity also controlled by Mr. Perkins. The Company has not implemented a strategy or plan in the event of a conflict.

On March 25, 2016, the Company entered into a Trade Center Agreement with Toni Oyelowo with an address for notice purposes of Femaugust Consultant Nig Ltd 4 Oyelowo Close; Surulere, Lagos Nigeria (the “Nigeria Trade Center Agreement”). The terms and conditions associated with the Nigeria Trade Center Agreement are set forth below. Ms. Oyelowo is a shareholder of the Company.

Under the Nigeria Trade Center Agreement, the parties agreed to organize a limited liability company whereby the Company, or a wholly-owned subsidiary of the Company, owns 75% of the authorized shares and the “Service Provider” owns 25% of the authorized shares. The geographical location under the Nigeria Trade Center Agreement is the Country of Nigeria. The consideration paid to the Company under the Nigeria Trade Center Agreement is a nonrefundable Service Fee of $35,000 paid as follows: (a) $6,000 upon execution, and (b) monthly payments of $500 a month for six months, and $1,000 a month for 26 months. The first monthly payment will start on 1 June 2016, and run for 32 consecutive months. The consideration paid to AmericaTowne Nigeria includes a percentage fee for those businesses referred that contract with the Company for export support services. There is no related party relationship between Ms. Toni Oyelowo and AmericaTowne Nigeria, and the Company and its principal officers.

On March 28, 2016, the Company entered into a Trade Center Agreement with Mr. Joseph Tackie with an address for notice purposes of P. O. Box CT3827, Cantonments, Accra, Ghana (the “Ghana Trade Center Agreement”). The terms and conditions associated with the Ghana Trade Center Agreement are set forth below. Mr. Tackie is a shareholder of the Company.

Under the Ghana Trade Center Agreement, the parties agreed to organize a limited liability company whereby the Company, or a wholly-owned subsidiary of the Company, owns 75% of the authorized shares and the “Service Provider” owns 25% of the authorized shares. The geographical location under the Ghana Trade Center Agreement is the Country of Ghana. The consideration paid to the Company under the Ghana Trade Center Agreement is a nonrefundable Service Fee of $35,000 paid as follows: (a) $5,000 upon execution, and (b) monthly payments of $1,000 a month for thirty months. The first monthly payment will start on September 30, 2016 and run for thirty consecutive months. The consideration paid to the Company includes a percentage fee for those businesses referred that contract with the Company for export support services.

The general purpose behind the Trade Center Agreements, set forth above, is to support the Company’s export operations. As a Service Provider, each individual has represented under the Trade Center Agreements that he, she or their related entity(ies) has distinct experience working with potential individuals and businesses who may be candidates for the Company’s operations and business, including but not limited to, experience assisting businesses and entrepreneurs who may be candidates for occupancy, or facilitating the acquisition of goods and performing services to the Company, securing funding (credit lines, loans and loan guarantees), insurance, supplier and export contracts and other related services that could assist candidates in conducting business with the Company. These services are collectively referred to in each agreement as “Support Services.”

Under the anticipated terms of the Operating Agreement for each limited liability company contemplated under the Trade Center Agreements, the parties have agreed that the company would operate from a designated location approved by the Company commensurate with the Company’s office and operations in Raleigh, North Carolina. The Service Provider will manage the office for the limited liability company. The Company retains the option to extend the term of the Agreements under its sole discretion subject to the “Option Term.”

In addition to the monetary compensation, above, during the Term and, if applicable, the Option Term, as these terms are defined in the Trade Center Agreements, the Company has agreed to pay the Service Provider, at its sole discretion, a fee equal to 1.0% to 13% of the gross value of all funds, insurance, loans and or guarantees charged and collected from those businesses and individuals participating or contracting with the Company’s export program.

In addition, the Service Provider is entitled to a stock award of 25,000 shares of the Company’s restricted common stock one year after the effective date of their Agreement, provided the agreement has not been terminated. Additionally, provided the Service Provider met the production schedule, the Company shall pay, at its sole discretion, the Service Provider a monthly stipend ranging from $1,600.00 to $1,800.00. The Company has also granted the Service Provider a stock option of 25,000 shares of restricted common stock of the Company for each year the specific agreement is in force for up to a certain number of years. Upon the effective date under the Trade Center Agreement through December 31, 2016, and each year thereafter for up to a certain number of years, the option can be exercised at the option price of $1.50 per common share.

The shares must be purchased pursuant to a Subscription Agreement setting forth the price per share along with a representation that the shares are being purchased for the Service Provider’s own account without the intent to distribute through public resale.

There is the potential for conflict in the event a dispute the above-referenced anticipated companies are formed under the Trade Center Agreements. In the event of a dispute, the Company would be confronted with seeking damages or equitable relief against entities controlled exclusively by the Company. The Company has not implemented a strategy or plan in the event of a conflict.

ITEM 9.01 EXHIBITS

(d) Exhibits

Exhibit	Description
10.1	Golden Venture LLC Service Provider Agreement dated March 28, 2016
10.2 10.3	Community and Veterans Resource Team dated March 30, 2016 Yilaime Nairobi Limited Trade Center Agreement dated March 21, 2016
10.4 10.5 10.6	Articles of Association (Yilaime Nairobi) Certificate of Incorporation (Yilaime Nairobi) Nigeria Trade Center Agreement dated March 25, 2016
10.7	Ghana Trade Center Agreement dated March 28, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICATOWNE, INC. By: /s/ Alton Perkins Alton Perkins Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer, Secretary Dated: April 11, 2016

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